UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    Form 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 1, 2006


                              ARK RESTAURANTS CORP.
                              ---------------------
             (Exact name of registrant as specified in its charter)


                         Commission file number 0-14030



           New York                                               13-3156768
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                                 85 Fifth Avenue
                               New York, NY 10003
             (Address of principal executive offices, with zip code)


                                 (212) 206-8800
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     Effective  December  1, 2006,  Las Vegas Asia  Corp.  and Las Vegas  Lutece
Corp., the wholly-owned subsidiaries of Ark Restaurants Corp. (the "Company") which lease the Company's Tsunami and Lutece locations at The Venetian Resort Hotel Casino in Las Vegas, Nevada, respectively, have signed an agreement and sold the Lutece and Tsunami locations, and a portion of the Company's Vivid location used by the Lutece location as a prep kitchen, for an aggregate of $14 Million to Venetian Casino Resort, LLC.

Item 7.01. Regulation FD Disclosure

     The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On December 4, 2006, the Company issued a press release announcing the sale of the Lutece and Tsunami locations, and a portion of the Vivid location, the text of which is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

          (c)  Exhibits

          99.1 Copy of Press Release issued December 4, 2006.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ARK RESTAURANT CORP.


                                                     By: /s/ Michael Weinstein
                                                         -----------------------
                                                         Chief Executive Officer




Date: December 4, 2006